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                                                                    EXHIBIT 10.6

                                OPTION AGREEMENT

     Effective on the Date of Grant (as defined below), you have been granted an option to purchase the number of ordinary shares of Xinhua Finance Media Limited, a company incorporated under the laws of the Cayman Islands, (the "COMPANY") at the exercise price designated below, in accordance with the provisions of this Option Agreement. Defined terms not explicitly defined in this body of this Option Agreement shall have the definitions as set out in
Section 19.

     GRANT TERMS

     [NAME]

     Date of Grant:               JULY [__], 2006

     Vesting Commencement Date:   The earlier of 31 December 2007 and the date
                                  of an Initial Public Offering.

     Vesting Schedule:            The right to exercise half (1/2) of the total
                                  number of shares granted to you shall vest on the Vesting Commencement Date, the right to exercise one-fourth (1/4) of the total number of shares granted shall vest on the last calendar day of 2008, and the right to exercise one-fourth (1/4) of the total number of shares granted shall vest on the last calendar day of 2009.

     Exercise Price per Share:    US$0.78

     Shares Granted:              [__]

     Expiration Date:             [JULY [__], 2011] [5 YEARS FROM GRANT DATE]

     The details of your option are as follows:

     1. VESTING. Subject to the limitations contained herein, your option will vest as described above in your Grant Terms, provided that vesting will cease in the event of the termination of your employment or service for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement ("TERMINATION OF SERVICE"). Your right to vest in your option, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company or any of its Subsidiaries, the date that you are no longer actively employed and physically present on the premises of the Company or any of its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law (each, the "NOTICE PERIOD"). Notwithstanding the foregoing, in the event of a Change in Control the unvested

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portion of your option shall be accelerated and become fully vested and exercisable immediately prior to the consummation of such transaction.

     2. NUMBER OF SHARES AND EXERCISE PRICE. The number of Ordinary Shares subject to your option and your exercise price per share referenced in your Grant Terms may be adjusted from time to time for changes in capital structure, as provided in Section 18.

     3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option, in a denomination determined to be acceptable by the Company. You may elect to make payment of the exercise price by one or a combination of the following:

          (A) Payment by a certified or cashier's check.

          (B) Payment pursuant to a "cashless exercise" program that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate Option Price to the Company from the sales proceeds. This payment method, including the establishment of any special terms or conditions for this payment method, would be in the Company's sole discretion at the time your option is exercised.

     4. FRACTIONAL SHARES. Any fractional Ordinary Shares resulting from any election made by you that are accepted by the Company shall in the discretion of the Company either be paid in cash or be eliminated by rounding up or down, as appropriate.

     5. SECURITIES LAW COMPLIANCE. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

     6. TERM. The term of your option commences on the Date of Grant indicated in your Grant Terms and expires upon the earliest of the following:

          (A) immediately upon your Termination of Service with the Company or its Subsidiaries for Cause;

          (B) 3 months after your Termination of Service with the Company or its Subsidiaries as a result of your voluntary termination; and

          (C) the expiration date indicated in your Grant Terms.

     7. EXERCISE.

          (A) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in the form attached to this Agreement or designated by the Company) together with the exercise price to the Director of Human Resources of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (B) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the Ordinary Shares are subject at the time of exercise, or (iii) the disposition of Ordinary Shares acquired upon such exercise.


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     8. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you or, in the event of your death, by such third party as you designate to the Company in writing.

     9. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Agreement, you will have all of the rights of a shareholder of the Company with respect to any Ordinary Shares that you acquire upon exercise of your option ("OPTION SHARES") from and after the date that you deliver all of the documents to be executed and delivered by you to the Company under Section 7 until such time as you dispose of the Option Shares or the shares are forfeited. Upon forfeiture of the shares, you will have no further rights as a holder of the Option Shares.

     10. OPTION NOT A SERVICE CONTRACT. Your employment by the Company is "at will" and nothing in this Agreement creates any right to continued employment by the Company. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

     11. WITHHOLDING OBLIGATIONS.

          (A) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including, if applicable, by means of a "cashless exercise" to the extent permitted by the Company and applicable law), any sums required to satisfy any relevant tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

          (B) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested Ordinary Shares otherwise issuable to you upon the exercise of your option a number of whole Ordinary Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law.

          (C) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein.

     12. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Option Shares will be subject to and conditioned upon compliance by the Company and you with all applicable federal, state, local and foreign laws and regulations and with all applicable requirements of any share exchange or automated quotation system on which the Company's Ordinary Shares may be listed or quoted at the time of such issuance or transfer.

     13. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon you and your heirs, executors, administrators, successors and assigns.


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     14. GOVERNING LAW; FORUM; SEVERABILITY. This Agreement shall be governed in all respects by the laws of Hong Kong irrespective of the law that would govern according to application of conflicts of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     15. NOTICES UNDER THIS AGREEMENT. All notices, requests, consents, approvals, or authorizations in connection with this Agreement must be given in writing, and will be deemed given as of (i) the day they are delivered on paper by an internationally-recognized express delivery service (such as Federal Express or DHL), addressed as set forth below, or (ii) three (3) days after they are deposited in the sender's national mail system, postage prepaid, certified or registered, return receipt requested. Any notice required to be given or delivered to the Company hereunder shall be addressed to the Director of Human Resources of the Company at its principal corporate offices. Any notice required to be given or delivered to you hereunder shall be addressed to you at the last address you provided to the Company.

     16. OPTION GRANTS. The value of the option is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. The grant of an option under this Agreement is a one-time benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future. Future grants of options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of options, vesting provisions, and the exercise price.

     17. DATA PRIVACY. You acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, its affiliates and your employer hold certain personal information, including your name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares awarded, cancelled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering this Agreement and any stock option plan established by the Company ("DATA"). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of this Agreement. These recipients may be located in the European Economic Area, or elsewhere such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Option, including any requisite transfer of such Data as may be required for the administration of this Agreement and/or the subsequent holding of shares on your behalf to a broker or other third party with whom you may elect to deposit any shares acquired pursuant to this Agreement. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to continue holding this Option.

     18. CHANGES IN CAPITAL STRUCTURE

          (A) If (i) the Company or its Subsidiaries shall at any time be involved in an amalgamation, arrangement or consolidation, spin-off, merger, dissolution, liquidation, reorganization, a combination or exchange of shares, sale of all or substantially all of the assets or shares of the Company or its Subsidiaries or a transaction similar thereto, (ii) any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Ordinary Shares other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action


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by way of adjusting the terms of the outstanding Options, then the Committee shall forthwith take any such action as in its judgment as is necessary to preserve your rights substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in (w) the number and kind of shares subject to Options (x) the terms and conditions of any outstanding Options and (y) the grant price or Option Price of any outstanding Options.

          (B) Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into or exchangeable for shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of Ordinary Shares subject to any Option.

          (C) The judgment of the Committee with respect to any matter referred to in this Section 18 shall be final, conclusive and binding.

     19. DEFINITIONS

"Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

"Board" means the Board of Directors of the Company.

"Cause" means (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its Affiliates, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company or its Subsidiaries, or any affiliate thereof, (iv) fraud, insubordination, misappropriation or embezzlement, (v) a material breach of your employment agreement (if any) with the Company or its Subsidiaries or its Affiliates, or (vi) any illegal act detrimental to the Company or its Subsidiaries or its Affiliates.

"Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group; or (ii) a transaction or series of transactions pursuant to which any person or group (other than the Company or an affiliate thereof) is or becomes the beneficial owner, directly or indirectly, of more than 30% of the voting shares of the Company, including by way of merger, consolidation or otherwise.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Compensation Committee" or "Committee" means the Compensation Committee of the Board. [QUESTION FOR THE COMPANY: IT APPEARS THAT THE BOARD CONSISTS OF ONLY ONE DIRECTOR. IS SHE ALSO THE COMPENSATION COMMITTEE? HAS THE COMPENSATION COMMITTEE BEEN FORMED?]

"Fair Market Value" per Ordinary Share as of a particular date means (i) if Ordinary Shares are then listed on a share exchange or national market system, including but without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Share Market, the closing sales price (or the closing bid, if no sales were reported) per Ordinary Share on the principal exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, for the last preceding date on which there was a sale of Ordinary Shares (or closing bid) on such exchange or


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system), as determined by the Committee; (ii) if Ordinary Shares are not then listed on a national share exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the asked prices for the Ordinary Shares in such over-the-counter market for the last preceding date on which there was a sale of such Ordinary Shares in such market, as determined by the Committee; or (iii) if Ordinary Shares are not then listed or traded on an established market described in (i) or (ii) above, such value as the Committee in its discretion may in good faith determine after consulting with legal and accounting advisors.

"Initial Public Offering" means the initial offering of the Company's Ordinary Shares to the public on a reputable stock exchange or national market system as approved by the Board.

"Option" means the right to purchase, at a price and for the term set out in this Option Agreement, a number of Ordinary Shares as set out in the Grant Terms, such number being subject to Section 18.

"Option Price" means the exercise price per Ordinary Share, as set out in the Grant Terms, such price being subject to Section 18.

"Parent" means a parent corporation under Section 424(e) of the Code.

"Share" means an Ordinary Share of the Company, par value US$0.001 per share, either currently existing or authorized hereafter.

"Subsidiary" means any corporation of which more than 50% of the outstanding share capital having voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned by the Company.

XINHUA FINANCE MEDIA LIMITED:           OPTION HOLDER:


By:
    ---------------------------------   ----------------------------------------
Its:                                    Print Name:
     --------------------------------               ----------------------------
                                        Address:
                                                --------------------------------


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